SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 2, 2003

                             SBM Certificate Company
               (Exact Name of Registrant as Specified in Charter)

               Maryland                811-6268             52-2250397
    (State of Other Jurisdiction     (Commission          (IRS Employer
           of Incorporation)         File Number)       Identification No.)

c/o SBM FINANCIAL, LLC (FORMERLY KNOWN AS STATE BOND &
MORTGAGE COMPANY, L.L.C.)
5101 RIVER ROAD, SUITE 101
BETHESDA, MD                                                   20816
(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code: 301-656-4200

                                       N/A
          (Former Name of Former Address, if Changed Since Last Report)

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Item 1. Changes in Control of Registrant

As more fully described under Item 5. Other Events and Required FD Disclosure, below, a change in control of SBM Certificate Company (the "Company") occurred on December 5, 2003, upon the closing of the sale of 7,500,000 shares of common stock (the "Shares") of 1st Atlantic Guaranty Corporation ("1st Atlantic") under a Stock Purchase Agreement, dated December 2, 2003, by and between Mark D. Taylor, the Chapter 11 bankruptcy trustee, (the "Trustee") as representative of the bankruptcy estate of John J. Lawbuagh, and Geneva Capital Partners, LLC ("Geneva") (the "Stock Purchase Agreement"). The Shares, which represent majority ownership of 1st Atlantic's outstanding common stock, were formerly owned by Mr. Lawbaugh. The term "Shares" as used throughout this Form 8-K Current Report means the 7,500,000 shares of common stock of the Company formerly owned by Mr. Lawbaugh.

Geneva is a Maryland limited liability company that is wholly-owned by Eric M. Westbury, President and Chief Executive Officer of 1st Atlantic and the Company. The Company is a wholly-owned subsidiary of SBM Financial LLC ("SBM Financial"), formerly named State Bond and Mortgage Company LLC, a wholly-owned subsidiary of 1st Atlantic. Geneva obtained funds to acquire the Shares from the issuance of privately placed investment notes to unaffiliated investors. The investment notes provide for a fixed interest rate of 3.75%, payable quarterly, and mature in 2006, three years from the date of the issuance.

Item 5. Other Events and Required FD Disclosure

As described in various Form 8-K Current Reports previously filed by the Company during 2003, the Securities and Exchange Commission (the "SEC") filed a complaint (the "Complaint") in the United States District Court for the District of Maryland ("District Court") alleging that the Company's parent, 1st Atlantic, was in violation of Sections 28(a) and 28(b) of the Investment Company Act of 1940 ("1940 Act") because 1st Atlantic's reserves required to support its face-amount certificates were inadequate. Without admitting or denying the allegations of the Complaint, 1st Atlantic agreed to the entry of a temporary restraining order by the District Court enjoining 1st Atlantic from violating Sections 28(a) and 28(b) of the 1940 Act. In addition, 1st Atlantic agreed to be temporarily enjoined from making any payments to 1st Atlantic certificate holders. The District Court entered the order on April 23, 2003, and set a hearing date of May 5, 2003 to hear the Commission's motion for appointment of a receiver. On May 5, 2003 the District Court entered an order extending the temporary restraining order and freeze of payments to 1st Atlantic certificate holders to May 20, 2003, and set a hearing date of May 20, 2003 to hear the Commission's motion for a receiver and motion for a preliminary injunction. At the hearing on May 20, 2003, an additional order extending the temporary restraining order and freeze of payments to 1st Atlantic certificate holders to June 3, 2003 was entered by the District Court. In addition, a new hearing for the Commission's motion for appointment of a receiver and its motion for preliminary injunction was scheduled for June 3, 2003.

On May 29, 2003, Mr. Lawbaugh, 1st Atlantic's then majority shareholder, filed a petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Maryland ("Bankruptcy Court"). 1st Atlantic filed an adversary

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proceeding in Mr. Lawbaugh's bankruptcy proceeding seeking a declaration that the Escrow Agreement, described in the Company's Form 8-K Current Report dated November 12, 2002, was enforceable despite Mr. Lawbaugh's bankruptcy. The Shares were held by an escrow agent under the terms of the Escrow Agreement.

At the hearing on June 3, 2003, the District Court entered an order extending the temporary restraining order and freeze of payments to 1st Atlantic certificate holders to June 17, 2003, but did not grant the SEC's motion for a preliminary injunction and for appointment of a receiver for 1st Atlantic. A telephone status conference was also scheduled for June 17, 2003 to discuss the status of a proposed sale of the Shares and other matters related to 1st Atlantic. During the telephone status conference on June 17, 2003, the District Court was updated on the status of the proposed sale of the Shares and was advised of the filing by 1st Atlantic of an adversary complaint in the Bankruptcy Court relating to Mr. Lawbaugh's petition. The District Court entered an order further extending the temporary restraining order and freeze of payments to 1st Atlantic certificate holders to July 8, 2003, and scheduled a telephone status conference for that date. During the telephone status conference on July 8, 2003, the District Court entered an order further extending the temporary restraining order and freeze of payments to 1st Atlantic certificate holders indefinitely. In addition, on July 11, 2003, the District Court entered an order transferring 1st Atlantic's adversary proceeding filed in Mr. Lawbaugh's bankruptcy case from Bankruptcy Court to the United States District Court for the District of Maryland.

1st Atlantic moved for summary judgment on its claims in the adversary proceeding in Mr. Lawbaugh's bankruptcy case. On August 20, 2003, a hearing was held on the motion for summary judgment and the District Court entered an order granting 1st Atlantic summary judgment and declaring that the Escrow Agreement is an enforceable express trust. As such, the Shares were to be subject to the terms of the Escrow Agreement and not property of Lawbaugh's bankruptcy estate (the "Estate"). Therefore, the sale of the Shares was to proceed free and clear of all claims, liens and interest of the Estate. However, on September 22, 2003 the Trustee for the Estate (the "Trustee") filed an emergency motion for a stay to prevent the sale of the Shares and a motion to include the Shares as part of the Estate. On October 2, 2003, the District Court granted the motion to stay the sale of the Shares until October 9, 2003 and include the Shares as part of the Estate. At a hearing on October 9, 2003 in the Bankruptcy Court, the Trustee filed a motion for an approval of the sale procedures and a motion for a temporary restraining order prohibiting the escrow agent of the Shares from releasing the Shares. Mr. Lawbaugh filed a motion to reconsider the denial of his attempt to reject the Escrow Agreement. The Bankruptcy Court granted the temporary restraining order through October 20, 2003 prohibiting the escrow agent from releasing the Shares and continued the motion for approval of sale procedures until October 20, 2003. Mr. Lawbaugh's motion for reconsideration was also continued until October 20, 2003. All motions granted through October 20, 2003 were then further continued until November 19, 2003.

On November 7, 2003, 1st Atlantic, Geneva, the Trustee and certain creditors of the Estate agreed to a settlement proposal and filed an emergency motion in Bankruptcy Court on November 10, 2003 for the approval of the sale of the Shares to Geneva under such proposal. On December 2, 2003, the Bankruptcy Court granted the motion approving the settlement proposal for the sale of the Shares free and clear of all liens and ordered the sale of the Shares to take place immediately. On December 5, 2003, the sale of the Shares closed pursuant to the terms of the Stock Purchase Agreement between the Trustee and Geneva. The Trustee sold the Shares to Geneva for

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$2,532,981, which was distributed to 1st Atlantic and the Company in the amounts of $1,175,955 and $1,357,026, respectively, to repay the amounts due from Mr. Lawbaugh to the Company. Geneva also contributed $3,200,000 as additional paid in capital to 1st Atlantic to resolve the SEC's concerns regarding 1st
Atlantic's compliance with the reserve requirements of Section 28 of the 1940 Act. Further, SBM Financial issued debt instruments secured by the common stock of the Company totaling $1,616,772 to certain creditors of the Estate. The debt matures ten years from the date of issuance and has principal and interest payments due semi-annually with interest accruing at the rate of 1.5% per annum. A total of $125,000 was also paid by Geneva to the Trustee and certain other creditors of the Estate. Immediately after closing, Geneva made an additional cash and non-cash contribution to the Company of $1,000,000 cash and a $500,000 partnership interest in a real estate investment fund, which will be treated as additional paid in capital.

On December 5, 2003 1st Atlantic consented to the entry of a Final Judgment and Permanent Injunction for the Complaint filed by the Commission (the "Consent") to avoid the time and expense of further litigation and to facilitate the expeditious sale of the Shares. Under the terms of the Consent, 1st Atlantic, without admitting or denying the allegations of the Complaint, agreed to no longer include its ownership interest in SBM Financial as a qualified asset for purposes of the 1940 Act. In addition, 1st Atlantic agreed to restore its qualified assets to its required reserve amounts pursuant to the terms of the Stock Purchase Agreement. On December 8, 2003, the District Court entered a Final Judgment for the Complaint based on the terms of the Consent.

Item 7. Financial Statement, Pro Forma Financial Statements and Exhibits

      (c)   Exhibits

      Exhibit No.             Description
      -----------             -----------

      99.1 Order Approving Settlement Agreement Between Chapter 11 Trustee, 1st Atlantic Guaranty Corporation, Geneva Capital Partners, LLC, APT Creditors, SBM Financial, LLC, SBM Certificate Company, Atlantic Capital Funding Corporation and the Escrow Agent Dated December 2, 2003.

      99.2 Term Sheet Between Trustee, 1st Atlantic, Geneva, APT Creditors, SBM Financial, SBM, ACFC, and Escrow Agent dated November 7, 2003.

      99.3                    Stock Purchase Agreement By and Between Mark D.
                              Taylor, Bankruptcy Trustee, in his Capacity as Representative of the John J. Lawbaugh Bankruptcy Estate and Geneva Capital Partners, LLC Dated as of December 2, 2003.

      99.4 Settlement and Release Agreement By and Between the Trustee, APT Creditors and Geneva dated


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                              December 2, 2003.

      99.5 Secured Promissory Notes By and Between SBM Financial, LLC, formerly State Bond & Mortgage, LLC, and APT Creditors.

      99.6 Security Agreement By and Between SBM Financial, LLC, formerly State Bond & Mortgage, LLC, Escrow Agent and Noteholders pursuant to the Settlement Agreement.

      99.7 Consent to Entry of Final Judgment and Permanent Injunction Between the Securities and Exchange Commission and 1st Atlantic Guaranty Corporation dated December 2, 2003.

      99.8 Final Judgment as to Defendant 1st Atlantic Guaranty Corporation Entered by the United States District Court for the District of Maryland dated December 8, 2003.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                                    SBM Certificate Company
                                                          (Registrant)


      Date: December 17, 2003                   By: /s/ Eric M. Westbury
            -----------------                       --------------------

                                                    Eric M. Westbury
                                                    Chief Executive Officer


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